Eveready Battery Company, Inc.


                               September 17, 1999


[Name]


Dear  [Name]:

Due to your critical role in the spin-off process, you will be entitled to a double bonus payment for the next fiscal year.

As you may know, bonus payments will be made in April and November of next year. Should you remain on the payroll until January 15, 2001 you will receive an additional retention bonus equal to the total of those two (2) payments. This payment will be made no later than February 1, 2001. The January, 2001 payment is not eligible for any deferred compensation plan.

For example:   Bonus  target  of  45%
               Salary  of  $100,000
               Target met in March:  Payment  $22,500  in  April,  2001
               Target met in April-October:  Payment $22,500 in  November,  2000
               Additional retention payment on or about January 15, 2001:$45,000

This plan has been limited to a small number of your peers, so please do not discuss this plan with other associates.

Thank you in advance for making the new Energizer a success. This is one way to say your efforts will be worthwhile.

                                   /s/  J.  Patrick  Mulcahy

                              Schedule of Recipients


1.  Mr. Klein
2.  Mr. Rose
3.  Mr. McClanathan
4.  Mr. Conrad
5.  Mr. Corbin
6.  Mr. Strachan
7.  Mr. Mannix